HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS THIRD QUARTER FISCAL 2011 RESULTS

RED BANK, NJ, September 7, 2011 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its third quarter and nine months ended July 31, 2011.

RESULTS FOR THE THREE AND NINE MONTH PERIODS ENDED JULY 31, 2011:

•
Total revenues were $285.6 million for the third quarter of fiscal 2011 compared with $380.6 million in the third quarter of the prior year and $255.1 million for the second quarter of fiscal 2011.  During the nine months ended July 31, 2011, total revenues were $793.3 million compared with $1,018.8 million in the first nine months of last year.

•
Homebuilding gross margin percentage, before interest expense included in cost of sales, was 15.3% during the third quarter of 2011, compared to 17.1% during the same quarter a year ago and 14.8% for the second quarter of fiscal 2011.  For the nine months ended July 31, 2011, homebuilding gross margin percentage, before interest expense included in cost of sales, was 15.6% compared with 16.8% in the same period of the prior year.

•
Consolidated pre-tax land-related charges during the fiscal 2011 third quarter were $11.4 million, compared with $49.0 million in last year’s third quarter and $16.9 million for the second quarter of fiscal 2011.  For the first nine months of fiscal 2011, consolidated pre-tax land-related charges were $41.9 million compared with $55.1 million during the first nine months of 2010.

•
Excluding land-related charges and (loss) gain on extinguishment of debt, the pre-tax loss in the fiscal 2011 third quarter was $42.8 million compared with $36.1 million in the prior year’s third quarter and $55.1 million for the second quarter of fiscal 2011.  During the first nine months of fiscal 2011, the pre-tax loss, excluding land-related charges and (loss) gain on extinguishment of debt, was $148.9 million compared with $132.7 million in last year’s first nine months.

•
For the fiscal 2011 third quarter, the after-tax net loss was $50.9 million, or $0.47 per common share, compared with $72.9 million, or $0.92 per common share, during the third quarter of 2010 and $72.7 million, or $0.69 per common share, for the second quarter of fiscal 2011.  During the nine months ended July 31, 2011, the after-tax net loss was $187.7 million, or $1.92 per common share, compared with net income of $134.7 million, or $1.69 per fully diluted common share in the first nine months of last year, which as a result of tax legislation changes included a federal income tax benefit of $291.3 million.

•
Net contracts in the third quarter of 2011, including unconsolidated joint ventures, increased 33% to 1,297 homes compared with the 2010 third quarter and increased 11% compared with the second quarter of fiscal 2011.  For the nine months ended July 31, 2011, net contracts, including unconsolidated joint ventures, were 3,313 homes, a 1% decrease from the same period of the prior year.

•
Contract backlog, as of July 31, 2011, including unconsolidated joint ventures, was 1,736 homes with a sales value of $570.8 million, which increased 13% and 14%, respectively, compared to July 31, 2010.  Compared to the second quarter of fiscal 2011, contract backlog, including unconsolidated joint ventures, increased 12% on a units basis and 11% on a dollar basis in the third quarter of fiscal 2011.

•
The contract cancellation rate, excluding unconsolidated joint ventures, for the third quarter ended July 31, 2011 was 18%, compared with 23% in last year’s third quarter and 20% for the second quarter of fiscal 2011.

•
At July 31, 2011, there were 202 active selling communities, including unconsolidated joint ventures, compared with 194 active selling communities at July 31, 2010 and 206 active selling communities at April 30, 2011.

•
Deliveries, including unconsolidated joint ventures, were 1,112 homes during the third quarter of 2011, compared with 1,396 homes in the same period of the prior year and 967 homes for the second quarter of fiscal 2011.  For the nine months ended July 31, 2011, deliveries, including unconsolidated joint ventures, were 2,971 homes compared to 3,722 homes during the same period a year ago.

•
The valuation allowance was $858.8 million as of July 31, 2011.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF JULY 31, 2011:

•
As of July 31, 2011, homebuilding cash was $334.2 million, including $60.8 million of restricted cash required to collateralize letters of credit compared to $415.2 million, including $67.1 million of restricted cash required to collateralize letters of credit at April 30, 2011.

•
After spending approximately $105 million of cash to purchase approximately 1,200 lots and to develop land across the Company, cash flow in the third quarter of fiscal 2011 was negative $76.2 million.  Cash flow in the second quarter of fiscal 2011 was negative $88.5 million, after spending approximately $125 million of cash to purchase approximately 1,440 lots and to develop land across the Company.  Excluding land and land development spending, cash flow would have been approximately $28.8 million in the third quarter of 2011.

•
As of July 31, 2011, the land position, including unconsolidated joint ventures, was 32,058 lots, consisting of 9,960 lots under option and 22,098 owned lots.  This compares to the April 30, 2011 land position, including unconsolidated joint ventures, which was 32,546 lots, consisting of 10,542 lots under option and 22,004 owned lots.

•
For the fiscal 2011 third quarter, approximately 900 of the lots purchased were within 88 newly identified communities (defined as communities controlled subsequent to January 31, 2009).  This compares to approximately 1,170 of the lots purchased were within 84 newly identified communities during the second quarter of fiscal 2011.

•
Approximately 1,500 lots were put under option in 38 newly identified communities during the third quarter of fiscal 2011.  This compares to approximately 1,650 lots which were put under option in 41 newly identified communities during the second quarter of fiscal 2011.

COMMENTS FROM MANAGEMENT:

“The housing market remains challenging primarily due to uncertainty caused by general domestic economic and political concerns, stock market volatility and turbulent international economic conditions, all of which are taking their toll on consumer confidence” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.  “Despite this difficult backdrop, our deliveries, revenues, gross margin and cash flow for the third quarter were in line with our expectations.  However, we see very few indicators that any recovery in the housing market has begun.  As such, we are taking appropriate steps to run our business based on current market conditions, with a focus on maintaining adequate liquidity.”

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2011 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 8, 2011.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2010 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net (loss) income.  The reconciliation of net (loss) income to EBITDA and Adjusted EBITDA is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities.  The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities.  For the third quarter of 2011, cash flow was negative $76.2 million, which was derived from $83.3 million from net cash used in operating activities plus the change in mortgage notes receivable of $5.8 million plus $1.3 million of net cash provided by investing activities.

Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Loss Before Income Taxes to Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation and warranty claims, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) geopolitical risks, terrorist acts and other acts of war, and (21) other factors described in detail in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2010 and the Company’s quarterly reports on Form 10-Q for the quarters ended January 31, 2011 and July 31, 2011, respectively. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2011
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Total Revenues	$285,618	$380,600	$793,282	$1,018,830
Costs and Expenses (a)	337,547	464,827	977,588	1,205,814
(Loss) Gain on Extinguishment of Debt	(1,391)	5,256	(3,035)	25,047
Loss from Unconsolidated Joint Ventures	(2,255)	(871)	(6,479)	(853)
Loss Before Income Taxes	(55,575)	(79,842)	(193,820)	(162,790)
Income Tax Benefit	(4,645)	(6,988)	(6,081)	(297,491)
Net (Loss) Income	$(50,930)	$(72,854)	$(187,739)	$134,701

Per Share Data:
Basic:
(Loss) Income Per Common Share	$(0.47)	$(0.92)	$(1.92)	$1.71
Weighted Average Number of
Common Shares Outstanding (b)	108,721	78,763	97,648	78,662
Assuming Dilution:
(Loss) Income Per Common Share	$(0.47)	$(0.92)	$(1.92)	$1.69
Weighted Average Number of
Common Shares Outstanding (b)	108,721	78,763	97,648	79,873

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2011
Reconciliation of Loss Before Income Taxes to Loss Before Income Taxes
Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(55,575)	$(79,842)	$(193,820)	$(162,790)
Inventory Impairment Loss and Land Option Write-Offs	11,426	48,959	41,876	55,111
Loss (Gain) on Extinguishment of Debt	1,391	(5,256)	3,035	(25,047)
Loss Before Income Taxes Excluding
Land-Related Charges and Loss (Gain) on Extinguishment of Debt (a)	$(42,758)	$(36,139)	$(148,909)	$(132,726)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2011
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Sale of Homes	$276,479	$368,077	$759,338	$987,923
Cost of Sales, Excluding Interest (a)	234,129	305,054	640,507	821,776
Homebuilding Gross Margin, Excluding Interest	42,350	63,023	118,831	166,147
Homebuilding Cost of Sales Interest	14,222	20,918	41,671	59,290
Homebuilding Gross Margin, Including Interest	$28,128	$42,105	$77,160	$106,857

Gross Margin Percentage, Excluding Interest	15.3%	17.1%	15.6%	16.8%
Gross Margin Percentage, Including Interest	10.2%	11.4%	10.2%	10.8%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Land Sales	$174	$2,786	$8,217	$3,821
Cost of Sales, Excluding Interest (a)	127	1,000	5,642	1,020
Land Sales Gross Margin, Excluding Interest	47	1,786	2,575	2,801
Land Sales Interest	-	1,266	2,133	1,487
Land Sales Gross Margin, Including Interest	$47	$520	$442	$1,314

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2011
Reconciliation of Adjusted EBITDA to Net (Loss) Income
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(50,930)	$(72,854)	$(187,739)	$134,701
Income Tax Benefit	(4,645)	(6,988)	(6,081)	(297,491)
Interest Expense	39,429	44,855	117,883	132,411
EBIT (a)	(16,146)	(34,987)	(75,937)	(30,379)
Depreciation	2,602	2,632	7,167	9,089
Amortization of Debt Costs	1,080	845	2,937	2,466
EBITDA (b)	(12,464)	(31,510)	(65,833)	(18,824)
Inventory Impairment Loss and Land Option Write-offs	11,426	48,959	41,876	55,111
Loss (Gain) on Extinguishment of Debt	1,391	(5,256)	3,035	(25,047)
Adjusted EBITDA (c)	$353	$12,193	$(20,922)	$11,240

Interest Incurred	$40,051	$38,107	$117,773	$116,449

Adjusted EBITDA to Interest Incurred	0.01	0.32	(0.18)	0.10

(a)EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.
(b)EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, and loss (gain) on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2011
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$135,556	$155,126	$136,288	$164,340
Plus Interest Incurred	40,051	38,107	117,773	116,449
Less Interest Expensed	39,429	44,855	117,883	132,411
Interest Capitalized at End of Period (a)	$136,178	$148,378	$136,178	$148,378

(a)The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	July 31, 2011	October 31, 2010
ASSETS	(Unaudited)	(1)

Homebuilding:
Cash and cash equivalents	$273,443	$359,124

Restricted cash	79,069	108,983

Inventories:
Sold and unsold homes and lots under development	714,984	591,729

Land and land options held for future
development or sale	307,427	348,474

Consolidated inventory not owned:
Specific performance options	2,619	21,065
Variable interest entities	-	32,710
Other options	-	7,962

Total consolidated inventory not owned	2,619	61,737

Total inventories	1,025,030	1,001,940

Investments in and advances to unconsolidated
joint ventures	62,493	38,000

Receivables, deposits, and notes	48,783	61,023

Property, plant, and equipment – net	55,531	62,767

Prepaid expenses and other assets	84,725	83,928

Total homebuilding	1,629,074	1,715,765

Financial services:
Cash and cash equivalents	8,942	8,056
Restricted cash	4,214	4,022
Mortgage loans held for sale	53,198	86,326
Other assets	2,332	3,391

Total financial services	68,686	101,795

Total assets	$1,697,760	$1,817,560
(1)  Derived from the audited balance sheet as of October 31, 2010.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	July 31, 2011	October 31, 2010
LIABILITIES AND EQUITY	(Unaudited)	(1)

Homebuilding:
Nonrecourse land mortgages	$23,583	$4,313
Accounts payable and other liabilities	280,672	319,749
Customers’ deposits	15,490	9,520
Nonrecourse mortgages secured by operating properties	19,981	20,657
Liabilities from inventory not owned	2,619	53,249

Total homebuilding	342,345	407,488

Financial services:
Accounts payable and other liabilities	14,076	16,142
Mortgage warehouse line of credit	41,659	73,643

Total financial services	55,735	89,785

Notes payable:
Senior secured notes	786,214	784,592
Senior notes	827,696	711,585
Senior subordinated notes	-	120,170
TEU senior subordinated amortizing notes	14,450	-
Accrued interest	34,896	23,968

Total notes payable	1,663,256	1,640,315

Income taxes payable	35,782	17,910

Total liabilities	2,097,118	2,155,498

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares;
Issued 5,600 shares with a liquidation preference of $140,000
at July 31, 2011 and at October 31, 2010	135,299	135,299
Common stock, Class A, $.01 par value – authorized
200,000,000 shares; issued 91,587,374 shares at July 31, 2011 and 74,809,683 shares at October 31, 2010 (including 11,694,720
shares at July 31, 2011 and October 31, 2010 held in Treasury)	915	748
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) – authorized 30,000,000 shares;
Issued 15,253,512 shares at July 31, 2011 and 15,256,543
shares at October 31, 2010 (including 691,748 shares at
July 31, 2011 and October 31, 2010 held in Treasury)	153	153
Paid in capital - common stock	590,592	463,908
Accumulated deficit	(1,011,158)	(823,419)
Treasury stock - at cost	(115,257)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(399,456)	(338,568)

Noncontrolling interest in consolidated joint ventures	98	630

Total equity deficit	(399,358)	(337,938)

Total liabilities and equity	$1,697,760	$1,817,560
(1) Derived from the audited balance sheet as of October 31, 2010.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2011	2010	2011	2010
Revenues:
Homebuilding:
Sale of homes	$276,479	$368,077	$759,338	$987,923
Land sales and other revenues	1,289	3,770	13,695	7,489

Total homebuilding	277,768	371,847	773,033	995,412
Financial services	7,850	8,753	20,249	23,418

Total revenues	285,618	380,600	793,282	1,018,830

Expenses:
Homebuilding:
Cost of sales, excluding interest	234,256	306,054	646,149	822,796
Cost of sales interest	14,222	22,184	43,804	60,777
Inventory impairment loss and land option
write-offs	11,426	48,959	41,876	55,111

Total cost of sales	259,904	377,197	731,829	938,684

Selling, general and administrative	34,900	42,184	114,944	127,615

Total homebuilding expenses	294,804	419,381	846,773	1,066,299

Financial services	5,547	6,168	16,194	17,194

Corporate general and administrative	11,648	14,816	38,609	45,232

Other interest	25,207	22,671	74,079	71,634

Other operations	341	1,791	1,933	5,455

Total expenses	337,547	464,827	977,588	1,205,814

(Loss) gain on extinguishment of debt	(1,391)	5,256	(3,035)	25,047

Loss from unconsolidated joint ventures	(2,255)	(871)	(6,479)	(853)

Loss before income taxes	(55,575)	(79,842)	(193,820)	(162,790)

State and federal income tax benefit:
State	(4,642)	(6,988)	(4,349)	(6,160)
Federal	(3)	-	(1,732)	(291,331)

Total income taxes	(4,645)	(6,988)	(6,081)	(297,491)

Net (loss) income	$(50,930)	$(72,854)	$(187,739)	$134,701

Per share data:
Basic:
(Loss) income per common share	$(0.47)	$(0.92)	$(1.92)	$1.71
Weighted-average number of common
shares outstanding	108,721	78,763	97,648	78,662

Assuming dilution:
(Loss) income per common share	$(0.47)	$(0.92)	$(1.92)	$1.69
Weighted-average number of common
shares outstanding	108,721	78,763	97,648	79,873

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 7/31/2011
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Northeast
	Home	134	105	27.6%	99	221	(55.2)%	284	300	(5.3)%
	Dollars	$56,427	$43,314	30.3%	$43,443	$91,740	(52.6)%	$122,290	$128,424	(4.8)%
	Avg. Price	$421,097	$412,514	2.1%	$438,818	$415,113	5.7%	$430,599	$428,080	0.6%
Mid-Atlantic
	Home	181	137	32.1%	147	194	(24.2)%	308	299	3.0%
	Dollars	$73,986	$50,845	45.5%	$57,104	$72,767	(21.5)%	$130,215	$115,716	12.5%
	Avg. Price	$408,762	$371,131	10.1%	$388,463	$375,088	3.6%	$422,776	$387,010	9.2%
Midwest
	Home	103	90	14.4%	87	110	(20.9)%	231	286	(19.2)%
	Dollars	$21,273	$16,526	28.7%	$17,716	$22,650	(21.8)%	$43,455	$48,680	(10.7)%
	Avg. Price	$206,534	$183,622	12.5%	$203,632	$205,909	(1.1)%	$188,117	$170,210	10.5%
Southeast
	Home	122	64	90.6%	75	121	(38.0)%	154	75	105.3%
	Dollars	$28,301	$15,264	85.4%	$17,894	$28,522	(37.3)%	$37,953	$18,554	104.6%
	Avg. Price	$231,975	$238,500	(2.7)%	$238,587	$235,719	1.2%	$246,448	$247,387	(0.4)%
Southwest
	Home	482	369	30.6%	461	472	(2.3)%	396	290	36.6%
	Dollars	$113,370	$88,360	28.3%	$107,861	$103,065	4.7%	$107,686	$76,721	40.4%
	Avg. Price	$235,207	$239,458	(1.8)%	$233,972	$218,358	7.2%	$271,934	$264,555	2.8%
West
	Home	147	137	7.3%	124	198	(37.4)%	96	125	(23.2)%
	Dollars	$38,950	$33,313	16.9%	$32,461	$49,333	(34.2)%	$25,972	$31,374	(17.2)%
	Avg. Price	$264,966	$243,161	9.0%	$261,782	$249,157	5.1%	$270,542	$250,992	7.8%
Consolidated Total
	Home	1,169	902	29.6%	993	1,316	(24.5)%	1,469	1,375	6.8%
	Dollars	$332,307	$247,622	34.2%	$276,479	$368,077	(24.9)%	$467,571	$419,469	11.5%
	Avg. Price	$284,266	$274,525	3.5%	$278,428	$279,694	(0.5)%	$318,292	$305,069	4.3%
Unconsolidated Joint Ventures
	Home	128	71	80.3%	119	80	48.8%	267	167	59.9%
	Dollars	$52,265	$35,764	46.1%	$57,609	$34,609	66.5%	$103,238	$80,968	27.5%
	Avg. Price	$408,320	$503,718	(18.9)%	$484,109	$432,613	11.9%	$386,659	$484,838	(20.2)%
Total
	Home	1,297	973	33.3%	1,112	1,396	(20.3)%	1,736	1,542	12.6%
	Dollars	$384,572	$283,386	35.7%	$334,088	$402,686	(17.0)%	$570,809	$500,437	14.1%
	Avg. Price	$296,509	$291,250	1.8%	$300,439	$288,457	4.2%	$328,807	$324,538	1.3%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Nine Months - 7/31/2011
		Net Contracts(1)			Deliveries
		Nine Months Ended			Nine Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Northeast
	Home	351	381	(7.9)%	282	538	(47.6)%	284	300	(5.3)%
	Dollars	$151,255	$150,901	0.2%	$122,852	$217,409	(43.5)%	$122,290	$128,424	(4.8)%
	Avg. Price	$430,926	$396,066	8.8%	$435,645	$404,106	7.8%	$430,599	$428,080	0.6%
Mid-Atlantic
	Home	470	465	1.1%	395	552	(28.4)%	308	299	3.0%
	Dollars	$181,874	$171,498	6.1%	$150,011	$206,477	(27.3)%	$130,215	$115,716	12.5%
	Avg. Price	$386,966	$368,813	4.9%	$379,775	$374,053	1.5%	$422,776	$387,010	9.2%
Midwest
	Home	266	324	(17.9)%	257	291	(11.7)%	231	286	(19.2)%
	Dollars	$54,125	$60,235	(10.1)%	$49,216	$62,083	(20.7)%	$43,455	$48,680	(10.7)%
	Avg. Price	$203,477	$185,914	9.4%	$191,502	$213,344	(10.2)%	$188,117	$170,210	10.5%
Southeast
	Home	288	248	16.1%	216	308	(29.9)%	154	75	105.3%
	Dollars	$67,286	$57,835	16.3%	$50,082	$75,240	(33.4)%	$37,953	$18,554	104.6%
	Avg. Price	$233,632	$233,202	0.2%	$231,861	$244,286	(5.1)%	$246,448	$247,387	(0.4)%
Southwest
	Home	1,283	1,255	2.2%	1,224	1,316	(7.0)%	396	290	36.6%
	Dollars	$303,166	$282,183	7.4%	$292,427	$288,617	1.3%	$107,686	$76,721	40.4%
	Avg. Price	$236,295	$224,847	5.1%	$238,911	$219,314	8.9%	$271,934	$264,555	2.8%
West
	Home	349	455	(23.3)%	363	520	(30.2)%	96	125	(23.2)%
	Dollars	$93,655	$113,210	(17.3)%	$94,750	$138,097	(31.4)%	$25,972	$31,374	(17.2)%
	Avg. Price	$268,352	$248,815	7.9%	$261,019	$265,571	(1.7)%	$270,542	$250,992	7.8%
Consolidated Total
	Home	3,007	3,128	(3.9)%	2,737	3,525	(22.4)%	1,469	1,375	6.8%
	Dollars	$851,361	$835,862	1.9%	$759,338	$987,923	(23.1)%	$467,571	$419,469	11.5%
	Avg. Price	$283,126	$267,219	6.0%	$277,434	$280,262	(1.0)%	$318,292	$305,069	4.3%
Unconsolidated Joint Ventures
	Home	306	205	49.3%	234	197	18.8%	267	167	59.9%
	Dollars	$129,382	$92,489	39.9%	$109,434	$88,615	23.5%	$103,238	$80,968	27.5%
	Avg. Price	$422,817	$451,166	(6.3)%	$467,667	$449,822	4.0%	$386,659	$484,838	(20.2)%
Total
	Home	3,313	3,333	(0.6)%	2,971	3,722	(20.2)%	1,736	1,542	12.6%
	Dollars	$980,743	$928,351	5.6%	$868,772	$1,076,538	(19.3)%	$570,809	$500,437	14.1%
	Avg. Price	$296,029	$278,533	6.3%	$292,417	$289,236	1.1%	$328,807	$324,538	1.3%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.